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                                   EXHIBIT 5.1

                                  GRAHAM & DUNN
                       A Professional Service Corporation

                                Attorneys at Law

                                   33rd floor
                                1420 Fifth Avenue
                         Seattle, Washington 98101-2390
                                 (206) 624-8300
                            Facsimile: (206) 340-9599

                                October 31, 1996

Board of Directors
First Community Financial Group, Inc.
721 College Street SE
Lacey, WA  98509

         RE: ISSUANCE OF SECURITIES BY FIRST COMMUNITY FINANCIAL GROUP, INC. IN CONNECTION WITH THE ACQUISITION OF SHARES OF PRAIRIE SECURITY BANK

Gentlemen:

         We are acting as counsel for First Community Financial Group, Inc., a Washington bank holding company ("FCFG"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a maximum of 482,400 shares of common stock of FCFG, $2.50 par value (the "Shares"). A Registration Statement on Form S-4 (the "Registration Statement") is being filed under the Act with respect to the offering of the Shares pursuant to the proposed acquisition of Prairie Security Bank, Yelm, Washington ("PSB").

         In connection with the offering of the Shares, we have examined: (a) the Amended and Restated Plan and Agreement of Reorganization and Merger between FCFG, First Community Bank and PSB dated as of September 11, 1996, and as amended on October 18, 1996, attached as Appendix A to the Prospectus/Proxy Statement, included in the Registration Statement; (b) the Registration Statement; and (c) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of FCFG.

         Based and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Agreement after the Registration Statement has become effective under the Act, will be legally issued under the laws of the State of Washington and will be fully paid and nonassessable.


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Board of Directors of First Community Financial Group, Inc.
October 31, 1996
Page 2

         Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. In giving this consent, we do not admit that we are experts within the meaning of the Act.

         This opinion has been prepared solely for your use in connection with the Registration Statement and, in that regard, may also be relied upon by the shareholders of PSB.

                                                     Very truly yours,

                                                     GRAHAM & DUNN

                                                     /s/ Graham & Dunn